For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS SECOND QUARTER 2024 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1125 PER SHARE

FITZGERALD, GA. (July 24, 2024) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the second quarter of 2024. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $5.5 million, or $0.31 per diluted share, for the second quarter of 2024, compared to $5.3 million, or $0.30 per diluted share, for the first quarter of 2024, and $5.3 million, or $0.30 per diluted share, for the second quarter of 2023.
•Operating net income increased to $6.0 million, or $0.34 of adjusted earnings per diluted share, for the second quarter of 2024, compared to $5.8 million, or $0.33 of adjusted earnings per diluted share, for the first quarter of 2024, and $5.7 million, or $0.33 of adjusted earnings per diluted share, for the second quarter of 2023. (See Reconciliation of Non-GAAP Measures).
•Provision for credit losses of $650,000 was recorded in second quarter of 2024 compared to $1.0 million in first quarter of 2024, and $200,000 in second quarter of 2023.
•Total loans were $1.87 billion at June 30, 2024, an increase of $6.6 million, or 0.35%, from the prior quarter.
•Total deposits were $2.46 billion and $2.52 billion at June 30, 2024 and March 31, 2024, respectively, a decrease of $62.5 million.
•Mortgage production was $65.1 million, and mortgage sales totaled $45.2 million in the second quarter of 2024 compared to $50.1 million and $36.6 million, respectively, for the first quarter of 2024.
•Small Business Specialty Lending (“SBSL”) closed $25.8 million in Small Business Administration (“SBA”) loans and sold $27.0 million in SBA loans in the second quarter of 2024 compared to $35.6 million and $24.0 million, respectively, for the first quarter of 2024.

The Company also announced that on July 24, 2024, the Board of Directors declared a quarterly cash dividend of $0.1125 per share, to be paid on its common stock on August 21, 2024, to shareholders of record as of the close of business on August 7, 2024. The Company had 17,538,611 shares of its common stock outstanding as of July 23, 2024.

“We are excited to announce our improved operating results in the second quarter as we continue to see the impacts of our team’s progress toward our strategic goals. Our ongoing efforts of improving noninterest income by diversifying revenue streams through our complementary lines of business, creating efficiency alongside expense discipline, and enhancing the banking experience to better serve our customers have allowed us to continue down the path of strengthening our financial performance,” said Heath Fountain, Chief Executive Officer.

“Our credit quality remains solid, with both classified and criticized loans decreasing from the prior quarter and total nonperforming loans declining from the end of last year. Furthermore, our past dues at the end of the quarter were at remarkably low levels which we believe demonstrates the strength of our borrowers and quality of our credit underwriting.”

“Historically, we’ve seen some seasonality in deposits during the second quarter as our customers manage their cash flow needs and we saw some of that seasonality this quarter. However, we remain confident in the underlying strength of our deposit base and anticipate a return to growth in the coming quarters. While we did experience a decline in our net interest margin, the decrease was less pronounced than expected. The resilience in our margin performance highlights the effectiveness of our strategic initiatives aimed at optimizing our balance sheet and managing interest rate risks.”

"We are proud of what we have achieved this quarter and look forward to ongoing improvement as we strive for even greater success."

Balance Sheet

•Total assets were $3.01 billion at June 30, 2024, a decrease of $7.6 million from March 31, 2024.
•Total loans, including loans held for sale, were at $1.91 billion at June 30, 2024, an increase of $15.6 million from the quarter ended March 31, 2024.
•Total deposits were $2.46 billion and $2.52 billion at June 30, 2024 and March 31, 2024, respectively, a decrease of $62.5 million. Savings and money market deposits increased $20.7 million which was offset by decreases in interest bearing demand deposits of $15.2 million and time deposits of $29.2 million from March 31, 2024 to June 30, 2024.
•Total borrowings at June 30, 2024 totaled $268.0 million, an increase of $50.0 million or, 22.9%, compared to March 31, 2024, related to increases in Federal Home Loan Bank advances.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Under the Company’s approved stock repurchase program, a total of 20,000 shares were repurchased during the quarter at an average price of $11.90 per share and a total value of $237,909 thousand.
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.44%, 13.39%, 16.17%, and 12.25%, respectively, at June 30, 2024.

Second Quarter and June 30, 2024 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $18.6 million for the second quarter ended June 30, 2024 compared to $19.3 million for the same period in 2023. Net interest income, on a tax-equivalent basis, for the six months ended June 30, 2024 totaled $37.4 million, compared to $40.1 million for the six months ended June 30, 2023. For both periods, increases can be seen in income on interest earning assets which is more than offset by increases in expenses on interest bearing liabilities due to the significant rise in interest rates period over period along with increases in FHLB advances. Income on interest earning assets increased $2.6 million, to $33.5 million for the second quarter of 2024 compared to the respective period in 2023. Expense on interest bearing liabilities increased $3.3 million, to $14.9 million for the second quarter of 2024 compared to the respective period in 2023. Income on interest earning assets increased $7.6 million to $67.0 million for the six month period ended June 30, 2024 compared to the respective period in 2023. Expense on interest bearing liabilities increased $10.2 million, to $29.6 million for the six month period ended June 30, 2024 compared to the respective period in 2023.
•Net interest margin for the second quarter of 2024 was 2.68% compared to 2.77% for the second quarter of 2023. Net interest margin was 2.69% for the six months ended June 30, 2024 compared to 2.92% for the six months ended June 30, 2023. The decrease for both periods is the result of rate increases in interest bearing liabilities outpacing the rate increases in interest earning assets.
•Noninterest income totaled $9.5 million for the second quarter ended June 30, 2024, an increase of $545,000, or 6.09%, compared to the same period in 2023. Noninterest income totaled $19.0 million for the six months ended June 30, 2024, an increase of $2.4 million, or 14.28%, compared to the same period in 2023. These increases were primarily related to increases in service charges on deposit accounts, gains on sales of SBA loans and income on wealth advisory services which is included in other noninterest income which were partially offset by decreases in mortgage fee income, interchange fee income and losses on the sales of investment securities.
•Noninterest expense totaled $20.3 million for the second quarter ended June 30, 2024, compared to $21.4 million for the same period in 2023. Noninterest expense totaled $40.7 million for the six months ended June 30, 2024, compared to $42.6 million for the same period in 2023. These decreases were a result of overall decreases in salaries and employee benefits primarily related to the expense initiative in 2023 which lowered total number of employees period over period.

Asset Quality

•Nonperforming assets totaled $7.3 million and $7.0 million at June 30, 2024 and March 31, 2024, respectively, an increase of $312,000.
•Other real estate owned and repossessed assets totaled $595,000 at June 30, 2024 and $562,000 at March 31, 2024.
•Net loans charged-off were $667,000, or 0.14% of average loans for the second quarter of 2024, compared to $664,000 or 0.14% for the first quarter of 2024.
•The credit loss reserve was $18.8 million, or 1.01% of total loans, at June 30, 2024, compared to $18.7 million, or 1.00% of total loans at March 31, 2024.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, July 25, 2024, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 800-267-6316 and using the Conference ID: COLONY2Q. A replay of the call will be available until Thursday, August 1, 2024. To listen to the replay, dial 800-938-2796.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia and has expanded to serve Birmingham, Alabama, as well as Tallahassee and the Florida Panhandle. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management, and merchant services. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates (including the impact of prolonged elevated interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of potential reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; general risks related to the Company’s merger and acquisition activity, including risks associated with the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises and loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, gain on sale of bank premises and loss on sales of securities from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, gain on sale of bank premises and loss on sales of securities. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures
	2024		2023
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$9,497	$9,487	$9,305	$9,718	$8,952
Gain on sale of bank premises	—	—	(236)	—	(125)
Writedown of bank premises	197	—	—	—	—
Loss on sales of securities	425	555	—	—	—
Operating noninterest income	$10,119	$10,042	$9,069	$9,718	$8,827

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$20,330	$20,397	$19,587	$20,881	$21,432
Severance costs	—	(23)	—	(220)	(635)
Operating noninterest expense	$20,330	$20,374	$19,587	$20,661	$20,797

Operating net income reconciliation
Net income (GAAP)	$5,474	$5,333	$5,598	$5,804	$5,302
Severance costs	—	23	—	220	635
Gain on sale of bank premises	—	—	(236)	—	(125)
Writedown of bank premises	197	—	—	—	—
Loss on sales of securities	425	555	—	—	—
Income tax benefit	(129)	(121)	52	(48)	(93)
Operating net income	$5,967	$5,790	$5,414	$5,976	$5,719

Weighted average diluted shares	17,551,007	17,560,210	17,567,839	17,569,493	17,580,557

Adjusted earnings per diluted share	$0.34	$0.33	$0.31	$0.34	$0.33

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.73%	0.71%	0.73%	0.75%	0.70%
Severance costs	—	—	—	0.03	0.08
Gain on sale of bank premises	—	—	(0.03)	—	(0.02)
Writedown of bank premises	0.03	—	—	—	—
Loss on sales of securities	0.06	0.07	—	—	—
Tax effect of adjustment items	(0.02)	(0.02)	0.01	(0.01)	(0.01)
Operating return on average assets	0.80%	0.76%	0.71%	0.77%	0.75%

Operating return on average equity reconciliation
Return on average equity (GAAP)	8.46%	8.38%	9.20%	9.61%	8.88%
Severance costs	—	0.04	—	0.36	1.06
Gain on sale of bank premises	—	—	(0.39)	—	(0.21)
Writedown of bank premises	0.30	—	—	—	—
Loss on sales of securities	0.66	0.87	—	—	—
Tax effect of adjustment items	(0.20)	(0.19)	0.09	(0.08)	(0.16)
Operating return on average equity	9.22%	9.10%	8.90%	9.89%	9.57%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$15.09	$14.80	$14.51	$13.59	$13.65
Effect of goodwill and other intangibles	(2.99)	(3.01)	(3.02)	(3.04)	(3.07)
Tangible book value per common share	$12.10	$11.79	$11.49	$10.55	$10.58

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	8.80%	8.62%	8.35%	7.72%	7.72%
Effect of goodwill and other intangibles	(1.62)	(1.63)	(1.62)	(1.63)	(1.63)
Tangible equity to tangible assets	7.18%	6.99%	6.73%	6.09%	6.09%

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures
	2024		2023
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating efficiency ratio calculation
Efficiency ratio (GAAP)	72.85%	72.48%	69.51%	71.17%	76.18%
Severance costs	—	(0.08)	—	(0.75)	(2.26)
Gain on sale of bank premises	—	—	0.84	—	0.44
Writedown of bank premises	(0.71)	—	—	—	—
Loss on sales of securities	(1.52)	(1.97)	—	—	—
Operating efficiency ratio	70.62%	70.43%	70.35%	70.42%	74.36%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.45%	1.45%	1.35%	1.45%	1.65%
Severance costs	—	—	—	(0.03)	(0.09)
Acquisition-related expenses	—	—	—	—	—
Gain on sale of bank premises	—	—	0.03	—	0.02
Writedown of bank premises	(0.03)	—	—	—	—
Loss on sales of securities	(0.06)	(0.07)	—	—	—
Operating net noninterest expense to average assets	1.36%	1.38%	1.38%	1.42%	1.58%

Pre-provision net revenue
Net interest income before provision for credit losses	$18,409	$18,654	$18,874	$19,621	$19,181
Noninterest income	9,497	9,487	9,305	9,718	8,952
Total income	27,906	28,141	28,179	29,339	28,133
Noninterest expense	20,330	20,397	19,587	20,881	21,432
Pre-provision net revenue	$7,576	$7,744	$8,592	$8,458	$6,701
(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2024		2023
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
Net interest income	$18,409	$18,654	$18,874	$19,621	$19,181
Provision for credit losses	650	1,000	1,500	1,000	200
Noninterest income	9,497	9,487	9,305	9,718	8,952
Noninterest expense	20,330	20,397	19,587	20,881	21,432
Income taxes	1,452	1,411	1,494	1,654	1,199
Net income	$5,474	$5,333	$5,598	$5,804	$5,302
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,538,611	17,558,611	17,564,182	17,567,983	17,541,661
Weighted average basic shares	17,551,007	17,560,210	17,567,839	17,569,493	17,580,557
Weighted average diluted shares	17,551,007	17,560,210	17,567,839	17,569,493	17,580,557
Earnings per basic share	$0.31	$0.30	$0.32	$0.33	$0.30
Earnings per diluted share	0.31	0.30	0.32	0.33	0.30
Adjusted earnings per diluted share(b)	0.34	0.33	0.31	0.34	0.33
Cash dividends declared per share	0.1125	0.1125	0.1100	0.1100	0.1100
Common book value per share	15.09	14.80	14.51	13.59	13.65
Tangible book value per common share(b)	12.10	11.79	11.49	10.55	10.58
Pre-provision net revenue(b)	$7,576	$7,744	$8,592	$8,458	$6,701
Performance ratios:
Net interest margin (a)	2.68%	2.69%	2.70%	2.78%	2.77%
Return on average assets	0.73	0.71	0.73	0.75	0.70
Operating return on average assets (b)	0.80	0.76	0.71	0.77	0.75
Return on average total equity	8.46	8.38	9.20	9.61	8.88
Operating return on average total equity (b)	9.22	9.10	8.90	9.89	9.57
Efficiency ratio	72.85	72.48	69.51	71.17	76.18
Operating efficiency ratio (b)	70.62	70.43	70.35	70.42	74.36
Net noninterest expense to average assets	1.45	1.45	1.35	1.45	1.65
Operating net noninterest expense to average assets(b)	1.36	1.38	1.38	1.42	1.58

Colony Bankcorp, Inc.
Selected Financial Information
	2024		2023
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
ASSET QUALITY
Nonperforming portfolio loans	$3,653	$3,674	$7,804	$5,625	$6,716
Nonperforming government guaranteed loans	3,016	2,757	2,035	3,641	4,369
Loans 90 days past due and still accruing	41	—	370	9	—
Total nonperforming loans (NPLs)	6,710	6,431	10,209	9,275	11,085
Other real estate owned	582	562	448	812	792
Repossessed assets	13	—	—	—	—
Total nonperforming assets (NPAs)	7,305	6,993	10,657	10,087	11,877
Classified loans	22,355	25,965	23,754	20,704	19,267
Criticized loans	44,850	55,065	56,879	50,741	48,074
Net loan charge-offs (recoveries)	667	664	692	698	(37)
Allowance for credit losses to total loans	1.01%	1.00%	0.98%	0.93%	0.93%
Allowance for credit losses to total NPLs	280.27	290.11	179.95	187.26	153.96
Allowance for credit losses to total NPAs	257.44	266.80	172.38	172.18	143.69
Net charge-offs (recoveries) to average loans, net	0.14	0.14	0.15	0.15	(0.01)
NPLs to total loans	0.36	0.35	0.54	0.50	0.60
NPAs to total assets	0.24	0.23	0.35	0.33	0.38
NPAs to total loans and foreclosed assets	0.39	0.38	0.57	0.54	0.65

AVERAGE BALANCES
Total assets	$3,010,486	$3,036,093	$3,027,812	$3,058,485	$3,030,044
Loans, net	1,850,451	1,853,077	1,860,652	1,854,367	1,814,172
Loans, held for sale	33,024	24,612	21,251	29,444	21,237
Deposits	2,492,479	2,543,259	2,538,500	2,565,026	2,524,949
Total stockholders’ equity	260,162	255,927	241,392	239,571	239,579
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended June 30,
	2024			2023
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,902,202	$27,661	5.85%	$1,835,409	$24,113	5.27%
Investment securities, taxable	722,535	4,616	2.57%	777,133	5,498	2.84%
Investment securities, tax-exempt [2]	100,143	547	2.20%	113,931	592	2.08%
Deposits in banks and short term investments	62,614	684	4.39%	73,988	708	3.84%
Total interest-earning assets	2,787,494	33,508	4.83%	2,800,461	30,911	4.43%
Noninterest-earning assets	222,992			229,583
Total assets	$3,010,486			$3,030,044
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,451,300	$6,784	1.88%	$1,372,569	$3,422	1.00%
Other time	577,173	5,322	3.71%	651,426	5,134	3.16%
Total interest-bearing deposits	2,028,473	12,106	2.40%	2,023,995	8,556	1.70%
Federal funds purchased	—	—	5.94%	3,402	47	5.49%
Federal Home Loan Bank advances	178,516	1,821	4.10%	178,132	1,947	4.38%
Other borrowings	63,638	1,000	6.32%	68,385	1,033	6.06%
Total other interest-bearing liabilities	242,154	2,821	4.69%	249,919	3,027	4.86%
Total interest-bearing liabilities	2,270,627	14,927	2.64%	2,273,914	11,583	2.04%
Noninterest-bearing liabilities:
Demand deposits	464,007			$500,954
Other liabilities	15,690			15,597
Stockholders' equity	260,162			239,579
Total noninterest-bearing liabilities and stockholders' equity	739,859			756,130
Total liabilities and stockholders' equity	$3,010,486			$3,030,044
Interest rate spread			2.19%			2.39%
Net interest income		$18,581			$19,328
Net interest margin			2.68%			2.77%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $56,000 and $45,000 for the quarters ended June 30, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $15,000 and $53,000 for the quarters ended June 30, 2024 and 2023, respectively, are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $115,000 and $108,000 for the quarters ended June 30, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Six Months Ended June 30,
	2024			2023
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [3]	$1,899,108	$54,804	5.80%	$1,807,784	$46,313	5.17%
Investment securities, taxable	729,896	9,658	2.66%	781,989	10,872	2.80%
Investment securities, tax-exempt [4]	103,481	1,152	2.24%	114,137	1,187	2.10%
Deposits in banks and short term investments	67,023	1,376	4.13%	62,507	1,066	3.44%
Total interest-earning assets	2,799,508	66,990	4.81%	2,766,417	59,438	4.33%
Noninterest-earning assets	223,781			223,818
Total assets	$3,023,289			$2,990,235
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,451,395	$13,193	1.83%	$1,391,099	$5,746	0.83%
Other time	594,707	11,005	3.72%	579,818	7,809	2.72%
Total interest-bearing deposits	2,046,102	24,198	2.38%	1,970,917	13,555	1.39%
Federal funds purchased	6	—	5.95%	5,197	135	5.24%
Federal Home Loan Bank advances	167,747	3,392	4.07%	163,867	3,572	4.40%
Other borrowings	63,362	1,993	6.33%	72,213	2,123	5.93%
Total other interest-bearing liabilities	231,115	5,385	4.69%	241,277	5,830	4.87%
Total interest-bearing liabilities	2,277,217	29,583	2.61%	2,212,194	19,385	1.77%
Noninterest-bearing liabilities:
Demand deposits	471,768			$528,432
Other liabilities	16,259			12,731
Stockholders' equity	258,045			236,878
Total noninterest-bearing liabilities and stockholders' equity	746,072			778,041
Total liabilities and stockholders' equity	$3,023,289			$2,990,235
Interest rate spread			2.20%			2.56%
Net interest income		$37,407			$40,053
Net interest margin			2.69%			2.92%

4

34The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $103,000 and $91,000 for the six months ended June 30, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $10,000 and $124,000 for the six months ended June 30, 2024 and 2023, respectively, are also included in income and fees on loans.
4 Taxable-equivalent adjustments totaling $242,000 and $217,000 for the six months ended June 30, 2024 and 2023, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Segment Reporting
	2024		2023
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Banking Division
Net interest income	$17,217	$17,552	$17,986	$18,778	$18,562
Provision for credit losses	96	455	979	286	60
Noninterest income	5,086	5,680	5,992	6,233	5,433
Noninterest expenses	17,135	17,129	16,619	16,653	17,650
Income taxes	1,060	1,166	1,365	1,777	1,157
Segment income	$4,012	$4,482	$5,015	$6,295	$5,128

Total segment assets	$2,889,013	$2,910,102	$2,956,121	$2,999,071	$3,013,689

Full time employees	385	377	378	382	383

Mortgage Banking Division
Net interest income	$50	$40	$23	$52	$31
Provision for credit losses	—	—	—	—	—
Noninterest income	1,456	1,165	1,206	1,725	2,015
Noninterest expenses	1,326	1,218	1,203	2,040	1,971
Income taxes	42	1	8	(53)	14
Segment income	$138	$(14)	$18	$(210)	$61

Total segment assets	$19,004	$8,011	$7,890	$9,991	$15,984

Variable noninterest expense(1)	$807	$603	$597	$1,245	$1,149
Fixed noninterest expense	519	615	606	795	822

Full time employees	42	43	42	45	51

Small Business Specialty Lending Division
Net interest income	$1,142	$1,062	$865	$791	$588
Provision for credit losses	554	545	521	714	140
Noninterest income	2,955	2,642	2,107	1,760	1,504
Noninterest expenses	1,869	2,050	1,765	2,188	1,811
Income taxes	350	244	121	(70)	28
Segment income	$1,324	$865	$565	$(281)	$113

Total segment assets	$99,890	$97,396	$89,411	$84,761	$71,398

Full time employees	33	31	33	33	32

Total Consolidated
Net interest income	$18,409	$18,654	$18,874	$19,621	$19,181
Provision for credit losses	650	1,000	1,500	1,000	200
Noninterest income	9,497	9,487	9,305	9,718	8,952
Noninterest expenses	20,330	20,397	19,587	20,881	21,432
Income taxes	1,452	1,411	1,494	1,654	1,199
Segment income	$5,474	$5,333	$5,598	$5,804	$5,302

Total segment assets	$3,007,907	$3,015,509	$3,053,422	$3,093,823	$3,101,071

Full time employees	460	451	453	460	466

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	June 30, 2024	December 31, 2023
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$22,404	$25,339
Interest-bearing deposits in banks and federal funds sold	59,598	57,983
Cash and cash equivalents	82,002	83,322
Investment securities available for sale, at fair value	376,580	407,382
Investment securities held to maturity, at amortized cost	442,945	449,031
Other investments	18,491	16,868
Loans held for sale	40,132	27,958
Loans, net of unearned income	1,865,574	1,883,470
Allowance for credit losses	(18,806)	(18,371)
Loans, net	1,846,768	1,865,099
Premises and equipment	38,343	39,870
Other real estate	582	448
Goodwill	48,923	48,923
Other intangible assets	3,535	4,192
Bank owned life insurance	57,173	56,925
Deferred income taxes, net	24,164	25,405
Other assets	28,269	27,999
Total assets	$3,007,907	$3,053,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$437,623	$498,992
Interest-bearing	2,022,602	2,045,798
Total deposits	2,460,225	2,544,790
Federal Home Loan Bank advances	205,000	175,000
Other borrowed money	62,992	63,445
Accrued expenses and other liabilities	14,947	15,252
Total liabilities	$2,743,164	$2,798,487

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,538,611 and 17,564,182 issued and outstanding, respectively	$17,539	$17,564
Paid in capital	169,132	168,614
Retained earnings	131,256	124,400
Accumulated other comprehensive loss, net of tax	(53,184)	(55,643)
Total stockholders’ equity	264,743	254,935
Total liabilities and stockholders’ equity	$3,007,907	$3,053,422

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$27,604	$24,067	$54,701	$46,220
Investment securities	5,048	5,989	10,569	11,849
Deposits in banks and short term investments	684	708	1,376	1,065
Total interest income	33,336	30,764	66,646	59,134

Interest expense:
Deposits	12,106	8,556	24,198	13,555
Federal funds purchased	—	47	—	135
Federal Home Loan Bank advances	1,821	1,947	3,392	3,573
Other borrowings	1,000	1,033	1,993	2,122
Total interest expense	14,927	11,583	29,583	19,385
Net interest income	18,409	19,181	37,063	39,749
Provision for credit losses	650	200	1,650	1,100
Net interest income after provision for credit losses	17,759	18,981	35,413	38,649

Noninterest income:
Service charges on deposits	2,288	2,027	4,662	3,941
Mortgage fee income	1,442	2,014	2,691	3,197
Gain on sales of SBA loans	2,347	1,105	4,393	2,162
Loss on sales of securities	(425)	—	(980)	—
Interchange fees	2,078	2,131	4,105	4,199
BOLI income	398	358	931	689
Insurance commissions	420	449	886	909
Other	949	868	2,296	1,514
Total noninterest income	9,497	8,952	18,984	16,611

Noninterest expense:
Salaries and employee benefits	12,277	13,348	24,296	25,957
Occupancy and equipment	1,475	1,499	2,982	3,121
Information technology expenses	2,227	2,001	4,338	4,342
Professional fees	704	881	1,537	1,596
Advertising and public relations	967	673	1,927	1,666
Communications	216	192	442	486
Other	2,464	2,838	5,205	5,429
Total noninterest expense	20,330	21,432	40,727	42,597
Income before income taxes	6,926	6,501	13,670	12,663
Income taxes	1,452	1,199	2,863	2,318
Net income	$5,474	$5,302	$10,807	$10,345
Earnings per common share:
Basic	$0.31	$0.30	$0.62	$0.59
Diluted	0.31	0.30	0.62	0.59
Dividends declared per share	0.1125	0.1100	0.2250	0.2200
Weighted average common shares outstanding:
Basic	17,551,007	17,580,557	17,555,609	17,588,081
Diluted	17,551,007	17,580,557	17,555,609	17,588,081

Colony Bankcorp, Inc.
Quarterly Consolidated Statements of Income
	2024		2023
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$27,604	$27,097	$27,014	$26,022	$24,067
Investment securities	5,048	5,520	5,700	5,770	5,989
Deposits in banks and short term investments	684	693	489	787	708
Total interest income	33,336	33,310	33,203	32,579	30,764

Interest expense:
Deposits	12,106	12,091	11,571	10,338	8,556
Federal funds purchased	—	—	1	11	47
Federal Home Loan Bank advances	1,821	1,572	1,623	1,568	1,947
Other borrowings	1,000	993	1,134	1,041	1,033
Total interest expense	14,927	14,656	14,329	12,958	11,583
Net interest income	18,409	18,654	18,874	19,621	19,181
Provision for credit losses	650	1,000	1,500	1,000	200
Net interest income after provision for credit losses	17,759	17,654	17,374	18,621	18,981

Noninterest income:
Service charges on deposits	2,288	2,373	2,595	2,200	2,027
Mortgage fee income	1,442	1,249	1,203	1,730	2,014
Gain on sales of SBA loans	2,347	2,046	1,634	1,268	1,105
Loss on sales of securities	(425)	(555)	—	—	—
Interchange fees	2,078	2,028	2,059	2,202	2,131
BOLI income	398	533	372	335	358
Insurance commissions	420	465	452	509	449
Other	949	1,348	990	1,474	868
Total noninterest income	9,497	9,487	9,305	9,718	8,952

Noninterest expense:
Salaries and employee benefits	12,277	12,018	11,304	11,973	13,348
Occupancy and equipment	1,475	1,507	1,543	1,620	1,499
Information technology expenses	2,227	2,110	2,147	2,064	2,001
Professional fees	704	834	749	752	881
Advertising and public relations	967	960	1,054	766	673
Communications	216	226	237	224	192
Other	2,464	2,742	2,553	3,482	2,838
Total noninterest expense	20,330	20,397	19,587	20,881	21,432
Income before income taxes	6,926	6,744	7,092	7,458	6,501
Income taxes	1,452	1,411	1,494	1,654	1,199
Net income	$5,474	$5,333	$5,598	$5,804	$5,302
Earnings per common share:
Basic	$0.31	$0.30	$0.32	$0.33	$0.30
Diluted	0.31	0.30	0.32	0.33	0.30
Dividends declared per share	0.1125	0.1125	0.1100	0.1100	0.1100
Weighted average common shares outstanding:
Basic	17,551,007	17,560,210	17,567,839	17,569,493	17,580,557
Diluted	17,551,007	17,560,210	17,567,839	17,569,493	17,580,557

Colony Bankcorp, Inc.
Quarterly Comparison
	2024		2023
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets	$3,007,907	$3,015,509	$3,053,422	$3,093,823	$3,101,071
Loans, net	1,846,768	1,840,361	1,865,099	1,847,603	1,821,776
Deposits	2,460,225	2,522,748	2,544,790	2,591,332	2,627,211
Total equity	264,743	259,914	254,935	238,692	239,455
Net income	5,474	5,333	5,598	5,804	5,302
Earnings per basic share	$0.31	$0.30	$0.32	$0.33	$0.30

Key Performance Ratios:
Return on average assets	0.73%	0.71%	0.73%	0.75%	0.70%
Operating return on average assets (a)	0.80%	0.76%	0.71%	0.77%	0.75%
Return on average total equity	8.46%	8.38%	9.20%	9.61%	8.88%
Operating return on average total equity (a)	9.22%	9.10%	8.90%	9.89%	9.57%
Total equity to total assets	8.80%	8.62%	8.35%	7.72%	7.72%
Tangible equity to tangible assets (a)	7.18%	6.99%	6.73%	6.09%	6.09%
Net interest margin	2.68%	2.69%	2.70%	2.78%	2.77%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Deposits Composition Comparison
	2024		2023
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Noninterest-bearing demand	$437,623	$476,413	$498,992	$494,221	$541,119
Interest-bearing demand	788,674	802,596	759,299	740,672	733,708
Savings	670,848	650,188	660,311	681,229	659,137
Time, $250,000 and over	168,856	173,386	167,680	187,218	184,459
Other time	394,224	420,165	458,508	487,992	508,788
Total	$2,460,225	$2,522,748	$2,544,790	$2,591,332	$2,627,211

Colony Bankcorp, Inc.
Quarterly Deposits by Location Comparison
	2024		2023
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Coastal Georgia	$144,021	$138,103	$137,398	$133,888	$133,536
Middle Georgia	275,758	286,697	265,788	262,352	265,615
Atlanta and North Georgia	336,338	333,856	334,003	345,179	341,664
South Georgia	1,110,049	1,132,701	1,134,662	1,132,545	1,197,545
West Georgia	365,380	378,764	384,750	389,269	402,665
Brokered deposits	39,240	59,019	93,561	148,707	112,372
Reciprocal deposits	189,439	193,608	194,628	179,392	173,814
Total	$2,460,225	$2,522,748	$2,544,790	$2,591,332	$2,627,211

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2024		2023
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Core	$1,732,843	$1,718,284	$1,729,866	$1,698,219	$1,664,855
Purchased	132,731	140,734	153,604	166,752	173,987
Total	$1,865,574	$1,859,018	$1,883,470	$1,864,971	$1,838,842

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2024		2023
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Construction, land & land development	$199,916	$234,000	$247,146	$245,268	$249,423
Other commercial real estate	985,102	971,205	974,649	969,168	979,509
Total commercial real estate	1,185,018	1,205,205	1,221,795	1,214,436	1,228,932
Residential real estate	360,847	347,277	355,973	339,501	325,407
Commercial, financial & agricultural	242,205	239,837	242,743	252,725	243,458
Consumer and other	77,504	66,699	62,959	58,309	41,045
Total	$1,865,574	$1,859,018	$1,883,470	$1,864,971	$1,838,842

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2024		2023
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Alabama	$44,575	$44,806	$45,594	$45,135	$44,301
Florida	2,753	1,579	40	—	—
Augusta	64,465	71,483	65,284	55,508	55,124
Coastal Georgia	228,844	232,557	243,492	239,281	242,249
Middle Georgia	124,268	121,131	118,806	116,776	119,041
Atlanta and North Georgia	427,568	425,753	426,724	431,632	420,231
South Georgia	413,098	409,681	436,728	446,221	463,558
West Georgia	184,365	183,679	187,751	188,208	192,348
Small Business Specialty Lending	75,182	71,196	68,637	65,187	56,908
Consumer Portfolio Mortgages	257,772	261,204	255,771	245,057	226,755
Marine/RV Lending	41,922	35,017	33,191	31,009	17,137
Other	762	932	1,452	957	1,190
Total	$1,865,574	$1,859,018	$1,883,470	$1,864,971	$1,838,842

Colony Bankcorp, Inc.
Classified Loans
	2024				2023
(dollars in thousands)	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$54	3	$572	11	$1,063	14	$1,180	13	$570	12
Other commercial real estate	13,990	34	13,918	46	10,219	39	7,726	41	5,954	36
Residential real estate	2,168	104	5,896	183	7,103	187	6,633	184	7,186	193
Commercial, financial & agricultural	6,075	54	5,487	70	5,284	58	5,102	56	5,465	54
Consumer and other	68	24	92	67	85	76	63	73	92	69
TOTAL	$22,355	219	$25,965	377	$23,754	374	$20,704	367	$19,267	364
Classified loans to total loans	1.20%		1.40%		1.26%		1.11%		1.05%

Colony Bankcorp, Inc.
Criticized Loans
	2024				2023
(dollars in thousands)	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$626	6	$1,543	18	$2,192	21	$1,238	17	$817	19
Other commercial real estate	31,544	59	31,498	46	27,445	77	20,356	70	25,577	76
Residential real estate	5,431	107	13,050	249	14,275	253	13,212	245	14,211	269
Commercial, financial & agricultural	7,181	59	8,609	114	12,686	106	15,701	89	7,285	80
Consumer and other	68	24	365	85	281	92	234	92	184	86
TOTAL	$44,850	255	$55,065	512	$56,879	549	$50,741	513	$48,074	530
Criticized loans to total loans	2.40%		2.96%		3.02%		2.72%		2.61%